Exhibit 99.1
For Immediate Release
BofI Holding, Inc. Announces the Completion of its First $50 Million At-the-Market Common Stock Offering and the Opening of a Second $50 Million Offering

SAN DIEGO, CA - (MARKETWIRE) - July 22, 2014 - BofI Holding, Inc. (NASDAQ: BOFI) (“BOFI”), parent company of BofI Federal Bank (the “Bank”), today announced the completion of its $50 million At-the-market common stock offering ("ATM") commenced in March 2013 and the initiation of a second $50 million ATM through the filing today of a prospectus supplement with the Securities and Exchange Commission ("SEC") under BOFI’s existing effective shelf registration statement. The equity distribution agreement for the first ATM was concluded and a new equity distribution agreement was executed today for the second ATM.

“Our first $50 million ATM was an effective tool for supporting the Bank’s capital requirements and the strong organic loan and deposit growth achieved over the last sixteen months,” stated Greg Garrabrants, President and Chief Executive Officer, who continued, ”We believe that a second $50 million ATM can provide the same flexibility to secure funding as needed to support our future growth.”

Under the new equity distribution agreement BOFI may, from time to time, at its discretion offer and sell shares of its common stock having an aggregate value of up to $50 million through Keefe, Bruyette & Woods, Inc., Raymond James & Associates, Inc. and Sterne Agee & Leach, Inc. ("Distribution Agents"). BofI intends to use the net proceeds from this offering, if any, for general corporate purposes, which may include repayments or repurchase of debt. Sales of common stock, if any, through the Distribution Agents, will be made directly on the NASDAQ Global Select Market, or in negotiated transactions through a market maker other than on an exchange,  or other transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933 (Act). Sales of common stock, if any, shall be at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices and/or any other method permitted by the Act.

This press release does not constitute an offer to sell or a solicitation of an offer to buy, nor may there be any sale of BofI’s common stock in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any state or jurisdiction.

About BofI Holding, Inc. and BofI Federal Bank
BofI Holding, Inc. (NASDAQ: BOFI) is the holding company for BofI Federal Bank, a nationwide bank that provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. With over $3.8 billion in assets, BofI Federal Bank provides consumer and business banking products through its low-cost distribution channels and affinity partners. BofI Holding, Inc.'s common stock is listed on the NASDAQ Global Select Market under the symbol "BOFI" and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information on BofI Federal Bank, please visit www.bofifederalbank.com.

Forward-Looking Safe Harbor Statement
This press release contains forward-looking statements that involve risks and uncertainties, including without limitation statements relating to BofI's financial prospects and other projections of its performance and asset quality, BofI's ability to grow and increase its business, diversify its lending, and the anticipated timing and financial performance of new initiatives. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in BofI's periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and BofI undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Investor Relations
MZ Group, Inc.
Johnny Lai, CFA, Senior Analyst
949-259-4989
jlai@mzgroup.us